SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report

July 21, 2004
(Date of earliest event reported)

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Florida	34-027228

(State of other jurisdiction or incorporation or organization)	(Commission File Number)

1750 East Sunrise Blvd. Ft. Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

65-0507804

(IRS Employer Identification No.)

(954) 760-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition
SIGNATURES
EXHIBIT INDEX
Press Release dated July 21, 2004

Item 12. Results of Operations and Financial Condition

     The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. On June 21, 2004, BankAtlantic Bancorp, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2004. The press release, and accompanying financial tables and deposit graphs are attached hereto as Exhibit 99.1 and are incorporated herein by reference. In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”), the press release also contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures, which it defines as “operating” measures, in their analysis of the Company’s performance. These “operating” measures adjust GAAP income from continuing operations to exclude the costs associated with debt redemptions and equity securities litigation settlement gain. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful measures of evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that maybe presented by other companies.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
By:	/s/ JAMES A. WHITE
James A. White
Executive Vice President - Chief Financial Officer

Dated: July 21, 2004

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EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 21, 2004